UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COLONY FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

The following letter was sent to certain stockholders of Colony Financial, Inc. (the “Company”) beginning on March 19, 2015.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

March 19, 2015

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of Colony Financial, Inc. to be held on Tuesday, March 31, 2015. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated February 24, 2015, the Board of Directors recommends that you vote “FOR” all proposals.

IMPORTANT RECENT DEVELOPMENT

ISS Proxy Advisory Services, Glass Lewis & Co. and Egan-Jones Proxy Services, the influential proxy advisory firms which advise institutional investors, have each recommended that Colony Financial stockholders vote FOR all proposals on the meeting agenda at the Colony Financial special meeting.

Please vote via the internet or telephone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card (see the instructions below).

1.	Internet: Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.	Telephone: Have the control number listed on the enclosed voting instruction form ready and call (800) 690-6903.

3.	Mail: Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.

Questions and requests for assistance in voting your common shares may be directed to D.F. King & Co., Inc., which is assisting us with the solicitation of proxies, at (866) 751-6311 (toll-free) if you are a stockholder or, if you are a bank, broker or other nominee, at (212) 269-5550.

Thank you for your cooperation and continued support.

Sincerely,

John L. Steffens

Independent Director and Chairman of the Special Committee of the Board of Directors of Colony Financial, Inc.

Additional Information and Where to Find It

In connection with the Company’s previously announced transaction with Colony Capital, LLC and certain other parties (the “Combination”), the Company has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Company’s special meeting of stockholders to be held on March 31, 2015 (the “Special Meeting”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE COMBINATION AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMBINATION. The Definitive Proxy Statement and other relevant documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company through its website at http://www.colonyfinancial.com. The information on our website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also request them in writing, by telephone or via the Internet at:

Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

Attn: Investor Relations

Website: http://www.colonyfinancial.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company, Colony Capital, LLC and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Combination. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated April 1, 2014, for its 2014 annual meeting of stockholders. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Combination, including a description of their direct or indirect interests, by security holdings or otherwise, in the Company is set forth in the Definitive Proxy Statement.